As filed with the Securities and Exchange Commission on August 25, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
the Securities Act of 1933

STELLENT, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	41-1652566

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7777 Golden Triangle Drive Eden Prairie, Minnesota	55344

(Address of principal executive offices)	(Zip Code)

STELLENT, INC.
1997 DIRECTOR STOCK OPTION PLAN
(Full title of the plan)

Gregg A. Waldon
Executive Vice President, Chief Executive Officer, Secretary and Treasurer
7777 Golden Triangle Drive
Eden Prairie, Minnesota 55344
(Name and address of agent for service)

(952) 903-2000
(Telephone number, including area code, of agent for service)

copy to:

Kris Sharpe
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 766-7000

CALCULATION OF REGISTRATION FEE

Proposed
Title of	Amount	Maximum	Proposed Maximum	Amount of
Securities to	to be	Offering Price	Aggregate Offering	Registration
be Registered	Registered	Per Share (1)	Price (1)	Fee
Common Stock, $.01 par value	200,000 shares	$6.68	$1,336,000	$170.00

(1)	Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the Nasdaq National Market on August 20, 2004.

STELLENT, INC.

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 200,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 1997 Director Stock Option Plan (Amended and restated as of June 2, 2004) (the “Plan”). The Registration Statements previously filed with the Commission relating to the Plan (File Nos. 333-66449 and 333-102130) are incorporated by reference herein.

EXHIBITS

Exhibit	Description
4.1	Amended and Restated Articles of Incorporation (1)
4.2	Amended and Restated Bylaws (2)
4.3	Share Rights Agreement between the Registrant and Wells Fargo Bank, Minnesota, N.A., as Rights Agent, dated as of May 29, 2002 (3)
5	Opinion of Faegre & Benson LLP as to the legality of the shares being registered
23.1	Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement)
23.2	Consent of Grant Thornton LLP
24	Powers of Attorney (included on page 2 of this Registration Statement)
99	Stellent, Inc. 1997 Director Stock Option Plan (Amended and restated as of June 2, 2004) (4)

(1)	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 30, 2001 (File No. 0-19817).

(2)	Incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 (File No. 333-75828).

(3)	Incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form 8-A12G filed June 3, 2002 (File No. 0-19817).

(4)	Incorporated by reference to Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on July 2, 2004 (File No. 0-19817).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on August 25, 2004.

STELLENT, INC.
By /s/ Gregg A. Waldon
Gregg A. Waldon
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

POWERS OF ATTORNEY

     Each of the undersigned hereby appoints Robert F. Olson and Gregg A. Waldon, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, representing a majority of the Board of Directors, in the capacities indicated on August 25, 2004.

Signature	Title

/s/ Robert F. Olson Robert F. Olson	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Director)
/s/ Gregg A. Waldon Gregg A. Waldon	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
/s/ Kenneth H. Holec Kenneth H. Holec	Director
/s/ Alan B. Menkes Alan B. Menkes	Director
/s/ Philip E. Soran Philip E. Soran	Director
/s/ Raymond A. Tucker Raymond A. Tucker	Director
/s/ Steven C. Waldron Steven C. Waldron	Director

2

INDEX TO EXHIBITS

Method
Exhibit	Description	of Filing
4.1	Amended and Restated Articles of Incorporation (1).	Incorporated by Reference
4.2	Amended and Restated Bylaws (2).	Incorporated by Reference
4.3	Share Rights Agreement between the Registrant and Wells Fargo Bank, Minnesota, N.A., as Rights Agent, dated as of May 29, 2002 (3).	Incorporated by Reference

5	Opinion of Faegre & Benson LLP as to the legality of the shares being registered.	Electronic Transmission
23.1	Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement)

23.2	Consent of Grant Thornton LLP.	Electronic Transmission
24	Powers of Attorney (included on page 2 of this Registration Statement)

99	Stellent, Inc. 1997 Director Stock Option Plan (Amended and restated as of June 2, 2004) (4).	Incorporated by Reference

(1)	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 30, 2001 (File No. 0-19817).

(2)	Incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 (File No. 333-75828).

(3)	Incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form 8-A12G filed June 3, 2002 (File No. 0-19817).

(4)	Incorporated by reference to Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on July 2, 2004 (File No. 0-19817).